As filed with the Securities and Exchange Commission on September 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEFI TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	7379	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 2400, 333 Bay Street

Toronto, ON M5H 2T6

+1 (323) 537-7681

(Address and Telephone Number of Registrant’s Principal Executive Offices)

 Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, Address (Including Zip Code) and Telephone Number

(Including Area Code) of Agent for Service of Process in the United States)

Copies to:

Kenny Choi Defi Technologies Suite 2400, 333 Bay Street, Toronto, ON M5H 2T6	Ethan L. Silver Daniel Forman Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (973) 597-2500	Krisztian Toth Fasken Martineau DuMoulin LLP Suite 2400, 333 Bay Street, Toronto, ON Canada M5H 2T6 Tel: (323) 537-7681

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below)

		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained. This short form base shelf prospectus has been filed in reliance on an exemption from the base shelf prospectus requirement for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of DeFi Technologies Inc., at Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, Telephone: +1 (323) 537-7681, and are also available electronically at www.sedarplus.ca.

This short form base shelf prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions), subject to filing in Québec.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 29, 2025

DEFI TECHNOLOGIES INC.

Common Shares
Debt Securities
Warrants
Subscription Receipts
Convertible Securities

Units

DeFi Technologies Inc. (“DeFi Technologies” or the “Company”) may from time to time, offer and issue the following securities: common shares in the capital of the Company (“Common Shares”); debt securities, which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description, and which may be issuable in series (“Debt Securities”); warrants to purchase Common Shares and other Securities (as defined below) (“Warrants”); subscription receipts convertible into Common Shares or other Securities (“Subscription Receipts”); securities convertible into or exchangeable for Common Shares or other Securities (“Convertible Securities”); and units comprised of one or more of any of the foregoing Securities, or any combination of such Securities (“Units”), or any combination of such securities (all of the foregoing being, collectively, the “Securities” and, individually, a “Security”), in one or more transactions during the 25-month period that this short form base shelf prospectus (this “Prospectus”), including any amendments to this Prospectus, remains effective. The Securities may be offered in Canadian dollars or U.S. dollars.

The specific terms of any offering of Securities will be set forth in an applicable prospectus supplement (in each case, a “Prospectus Supplement”) and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered and the offering price; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities, and any other specific terms; (iv) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other specific terms; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Debt Securities, Subscription Receipts, or Convertible Securities forming part of the Units, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Units are issued, and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus. The Company does not intend on issuing “novel” securities pursuant to this Prospectus, as such term is defined under National Instrument 44-102 – Shelf Distributions (“NI 44-102”).

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration of any such acquisition may consist of any of the Securities separately, a combination of Securities, or any combination of, among other things, Securities, cash and assumption of liabilities.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirement has been granted. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The offerings are subject to approval of certain legal matters on behalf of the Company by Fasken Martineau DuMoulin LLP.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company from time to time.

DeFi Technologies is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of Ontario, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Company and said persons may be located outside of the United States.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at non-fixed prices. This Prospectus may qualify an “at-the-market distribution”, as defined in NI 44-102. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market, or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions”, sales made directly on the Cboe Canada Exchange (formerly NEO Exchange Inc.) (the “Cboe Canada”), the Nasdaq Capital Market Exchange (the “Nasdaq”), or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.

As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All information permitted under applicable securities laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in connection with an “at-the-market distribution”, the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. However, no underwriter of an “at-the-market distribution”, as defined in NI 44-102, and no person or company acting jointly or in concert with such an underwriter, may, in connection with such a distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under this Prospectus and Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in an underwriter creating an over-allocation position in the Securities. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allotment position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the overallotment position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

The outstanding Common Shares are listed for trading on the Cboe Canada under the symbol “DEFI”, as well as on the Nasdaq under the symbol “DEFT”, and on the Open Market of the Frankfurt Stock Exchange (the “FSE”) under the symbol “GR: R9B”. On August 28, 2025 being the last complete trading day prior to the date of this Prospectus, the closing price of the Common Shares on the Cboe Canada was $2.91, the closing price of the Common Shares on the Nasdaq was USD$2.15, and the closing price of the Common Shares on the FSE was €1.87.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts, Convertible Securities and Units will not be listed on any securities exchange. There is currently no market through which Securities other than Common Shares may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See “Risk Factors”.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.

An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors”.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Company’s business, financial condition, results of operations and prospects may have changed since such date.

The head office and registered office of the Company is located at Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6.

Olivier Roussy Newton, a director and the Company’s Chief Executive Officer and Executive Chairman, Andrew Forson, President of the Company, and directors Mikael Tandetnik, Stefan Hascoet, Chase Ergen, Per Von Rosen and Silvia Andriotto each reside outside of Canada. Each of the foregoing has appointed the Company, at Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, as agent for service of process. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

-i-

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise, references to the “Company”, “DeFi Technologies”, “we”, “us”, “our” or similar terms in this Prospectus refer to DeFi Technologies Inc. together, where context requires, with its subsidiaries.

Investors should rely only on information contained in this Prospectus, each applicable Prospectus Supplement or any information incorporated by reference herein and therein. The Company has not authorized anyone to provide investors with different or additional information. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. If anyone provides the reader with different or additional information, the reader should not rely on it. The Company is not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference in this Prospectus, unless otherwise noted in this Prospectus or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein, are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

Market and industry data used throughout this Prospectus and any applicable Prospectus Supplement, and the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, were obtained from various publicly available sources. Although the Company believes that these independent sources are generally reliable, the accuracy and completeness of such information are not guaranteed and have not been verified due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and the limitations and uncertainty inherent in any statistical survey of market size, conditions and prospects. The Company has not independently verified such information and does not make any representation as to the accuracy of such information.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Company does not undertake to update the information contained or incorporated by reference in this Prospectus, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Company, www.defi.tech, shall not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or document incorporated herein or therein, and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

Information contained in this Prospectus should not be construed as legal, tax or financial advice and readers are urged to consult their own professional advisors in connection with this Prospectus.

Cautionary Statement Regarding Forward-Looking Information

This Prospectus and the documents incorporated by reference herein contain or incorporate by reference “forward- looking information” with respect to the Company. Forward-looking information is characterized by words such as “plan”, “expect”, “budget”, “target”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may”, “will”, “could” or “should” occur, or by discussions of strategy, and includes any guidance and forecasts appearing in this Prospectus, any Prospectus Supplement or in the documents incorporated by reference in this Prospectus. In order to give such forward-looking information, the Company has made certain assumptions about its business, operations, the economy and the decentralized finance industry in general. In this respect, the Company has assumed that its operations will remain consistent with management’s expectations, contracted parties will provide goods and services on agreed timeframes, required regulatory approvals will be received and maintained, no material adverse change will occur, and no significant events will occur outside of the Company’s normal course of business. No assurance can be given that the expectations in any forward-looking information will prove to be correct and, as such, the forward-looking information included in this Prospectus or any Prospectus Supplement should not be unduly relied upon.

Forward-looking information includes estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Forward-looking information is based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made, and are inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those described in, or implied by, the forward-looking information.

Except for statements of historical fact relating to DeFi Technologies, information contained in this Prospectus constitutes forward-looking information, including but not limited to, statements with respect to:

●	financial, operational and other projections and outlooks as well as statements or information concerning future operation plans, objectives, performance, revenues, growth, acquisition strategies, profits or operating expenses of the Company and its subsidiaries;

●	details and expectations regarding the Company’s investment strategy;

●	details and expectations regarding the Company’s investments in the decentralized finance (“DeFi”) industry and the Company’s equity investments in digital assets;

●	expectations regarding revenue growth due to changes in the Company’s business strategy;

●	expansion and growth of the Company’s Asset Management, Ventures, DeFi Alpha, Reflexivity Research, Stillman Digital (as defined herein) and DeFi Advisory business lines;

●	development of ETPs and partnerships and joint ventures with other companies;

●	listing of ETPs;

●	geographic expansion of the Company and its subsidiaries;

●	identifying and capitalizing on low-risk arbitrage opportunities within the digital asset market;

●	investment performance of ETPs, DeFi protocols and digital assets underlying ETPs and portfolio companies that the Company has invested in;

●	future development of laws and regulations governing the DeFi industry;

●	requirements for additional capital and future financing options;

●	publishing and marketing plans;

●	the availability of attractive investments that align with the Company’s investment strategy;

●	future outbreaks of infectious diseases;

●	the impact of climate change; and

●	other expectations of the Company.

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in, or implied by, the forward-looking information, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. There can be no assurance that forward- looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The reader is cautioned not to place undue reliance on forward-looking information. The forward-looking information contained herein is presented for the purpose of assisting investors in understanding the Company’s expected financial and operational performance and its plans and objectives, and may not be appropriate for other purposes. See the section entitled “Risk Factors“ below, and in the section entitled ” Risk Factors” in the AIF (as defined herein), for additional risk factors that could cause results to differ materially from forward-looking information.

All forward-looking information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference in this Prospectus is given as of the date hereof or thereof, as the case may be, and is based upon the opinions and estimates of management and information available to management of the Company as of the date hereof or thereof. The Company undertakes no obligation to update or revise the forward-looking information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by applicable laws. Investors should read this entire Prospectus, and each applicable Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects of their investment in the Securities. Investors are urged to read the Company’s filings with Canadian securities regulatory agencies, which can be viewed online under the Company’s issuer profile on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with Canadian disclosure requirements, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), accessible at the SEC’s website: www.sec.gov.

The Company has filed or will file with the SEC a registration statement (the “Registration Statement”) on Form F-10 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

Financial information

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS Accounting Standards, which differs from accounting principles generally accepted in the United States.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise indicated, all monetary amounts in this Prospectus are expressed in Canadian dollars. The financial statements of the Company incorporated herein by reference are reported in Canadian dollars and are prepared in accordance with IFRS.

The following table sets out for each period presented the exchange rates at the end of the period and the average exchange rates during the period indicated for one U.S. dollar, expressed in Canadian dollars, based on the daily average exchange rates published by the Bank of Canada.

	Three and Six Months Ended June 30, 2025	Three and Six Months Ended June 30, 2024	Year Ended December 31, 2024	Year Ended December 31, 2023
High	1.4489	1.3821	1.4416	1.3875
Low	1.3558	1.3471	1.3316	1.3128
Average rate per period	1.3976	1.3649	1.3698	1.3497
Rate at end of period	1.3643	1.3687	1.4389	1.3226

As of the date of filing of this Prospectus, the last available indicative rate of exchange posted by the Bank of Canada was on August 28, 2025. Such indicative rate of exchange for conversion of U.S. dollars into Canadian dollars was US$1.00 equals C$1.3756.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Company, at Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, Telephone: +1 (323) 537-7681, and are also available electronically under the issuer profile of the Company through SEDAR+ at www.sedarplus.ca. These documents may also be found on the Company’s profile on SEDAR+ at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov and on the Company’s website at www.defi.tech. The filings of the Company through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out in this Prospectus.

The information incorporated by reference as described below is considered part of this Prospectus, and information filed with the securities commission or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the year ended December 31, 2024 dated March 30, 2025 (the “AIF”).

(b)	the audited consolidated financial statements of the Company as at and for the years ended December 31, 2024 and 2023, the notes thereto, and the independent auditors’ report thereon;

(c)	management’s discussion and analysis of financial position and results of operations of the Company dated March 30, 2025 for the year ended December 31, 2024 and 2023;

(d)	the unaudited condensed consolidated interim financial statements of the Company filed August 14, 2025 for the three and six months ended June 30, 2025 and 2024, and the notes thereto;

(e)	management’s discussion and analysis of financial position and results of operations of the Company filed August 14, 2025 for the unaudited condensed consolidated interim financial statements referred to in paragraph (d) above;

(f)	the management information circular of the Company dated May 20, 2025 in connection with the annual and general special meeting of shareholders of the Company held on June 30, 2025 (the “Circular”), other than any statements contained in the Circular to the extent that any statement contained in this Prospectus or in any other document incorporated or deemed to be incorporated by reference in this Prospectus filed after the Circular modifies or supersedes any such statements contained in the Circular;

(g)	the material change report of the Company dated March 3, 2025 relating to the appointment of Charles Ergen to the Company’s board of directors; and

(h)	the material change report of the Company dated April 10, 2025 relating to the appointment of Andrew Forson as President of the Company.

Any document of the type referred to in section 11.1 of Form 44-101F1 Short Form Prospectus Distributions (excluding confidential material change reports, if any) filed by the Company after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any document or information incorporated by reference in this Prospectus filed by the Company with, or furnished by the Company to, the SEC pursuant to the Exchange Act, subsequent to the date of this Prospectus during the period that this Prospectus is effective shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report).

Upon a new annual information form, new audited annual consolidated financial statements (and accompanying management’s discussion and analysis) being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada and filed with, or furnished to, the SEC during the period that this Prospectus is effective, the previous annual information form, the previous audited annual consolidated financial statements and all interim consolidated financial statements (and in each case the accompanying management’s discussion and analysis), and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada and filed with, or furnished to, the SEC during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada and filed with, or furnished to, the SEC during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement to this Prospectus containing the specific variable terms in respect of an offering of Securities and other information relating to the Securities will be delivered to prospective investors of such Securities, together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

In addition, certain marketing materials (as the term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada and filed with, or furnished to, the SEC after the date of the Prospectus Supplement for the distribution and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this Prospectus are not incorporated by reference in this Prospectus.

Notwithstanding anything in this Prospectus to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

DOCUMENTS filed as part of the registration statement

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of HDCPA Professional Corporation; (3) powers of attorney from certain of the Corporation’s directors and officers (included in the Registration Statement); and (4) the form of debt indenture. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

DESCRIPTION OF THE BUSINESS

The following is a summary of information about the Company and does not contain all the information about the Company that may be important to prospective investors. Prospective investors should read the more detailed information about the Company in documents, including the AIF, financial statements and management’s discussion and analysis, that are incorporated by reference into and are considered to be a part of this Prospectus.

The Company was incorporated in British Columbia pursuant to the Company Act (British Columbia) (the “BCCA”) under the name “Western Premium Resource Corp.” on April 14, 1986. On August 29, 1997, the Company filed a certificate of change of name under the BCCA and changed its name to “Zodiac Exploration Corp.” On December 18, 1998, the Company filed a certificate of change of name under the BCCA and changed its name to “Donnybrook Resources Inc.” On August 13, 2003, the Company filed a certificate of change of name under the BCCA and changed its name to “Rodinia Minerals Inc.” On November 3, 2009, the Company was continued under the Business Corporations Act (Ontario) (the “OBCA”), and on June 15, 2010, the Company filed articles of amendment under the OBCA and changed its name to “Rodinia Lithium Inc.” On August 16, 2016 the Company filed articles of amendment under the OBCA and changed its name to “Routemaster Capital Inc.” The Common Shares began trading on the TSX Venture Exchange (the “TSXV”) on June 30, 2010. The Company sold its sole subsidiary on December 29, 2015 and completed a change of business to a tier 2 investment issuer under the rules of the TSXV on September 16, 2016. On January 19, 2021, the Common Shares were uplisted to trade on the Cboe Canada, and on February 26, 2021, the Company filed articles of amendment under the OBCA and changed its name to “DeFi Technologies Inc.” On April 19, 2022, the Common Shares were listed for trading on the OTCQB Venture Market (“OTCQB”). On June 1, 2022, the Company filed articles of amendment under the OBCA and changed its name to “Valour Inc.” On July 10, 2023, the Company filed articles of amendment under the OBCA and changed its name to “DeFi Technologies Inc.” On May 12, 2025, the Common Shares were listed for trading on the Nasdaq and ceased to be quoted on the OTCQB. The Company’s head office and registered office is located at Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6.

The Company holds 100% of DeFi Holdings (Bermuda) Ltd., 100% of Reflexivity Research, LLC (“Reflexivity Research”), 100% of Valour Inc. (“Valour Cayman”), 100% of Stillman Digital Inc. (“SDI”), 100% of Stillman Digital Bermuda Ltd. (“SDB” and together with SDI “Stillman Digital”) and 52.47% of Neuronomics AG.

The Company is a publicly listed issuer on the Cboe Canada trading under the symbol “DEFI”, as well as on the Nasdaq under the symbol “DEFT”, and on the FSE under the symbol “GR: R9B”. The Company is a technology company bridging the gap between traditional capital markets and decentralized finance through six primary business lines:

●	Asset Management – development and listing of Exchange Traded Products (“ETPs”) traditional exchanges in Europe that provide indirect exposure to underlying digital assets, digital asset indexes, or other decentralized finance instruments;

●	Ventures – making early-stage investments in companies, banks and foundations in the digital asset space;

●	DeFi Alpha – operating a specialized arbitrage trading desk based in Switzerland that focuses on identifying and capitalizing on low-risk arbitrage opportunities within the digital asset market;

●	Reflexivity Research – a private research firm that specializes in producing research reports on digital assets; and

●	Stillman Digital – an OTC desk and digital asset liquidity provider acquired in October 2024.

●	DeFi Advisory – an advisory service advising companies seeking to enter into the digital asset market by providing a full suite of ETP, trading, custody and research services through its other business lines.

On June 30, 2025, the Company held its annual and special meeting of its shareholders. At the meeting, the following individuals were elected as directors of the Company, to hold office until the Company’s next annual meeting or until their successors are elected or appointed: Olivier Roussy Newton, Chase Ergen, Mikael Tandetnik, Per von Rosen, Stefan Hascoet and Silvia Andriotto. At the meeting, HDCPA Professional Corporation was also appointed as auditor of the Company for the ensuing year.

Asset Management

The Company’s wholly owned subsidiary Valour Cayman develops and lists ETPs on regulated stock exchanges and multilateral trading facilities in Europe that synthetically track the value of digital assets, or an index or basket thereof. ETPs simplify the ability for retail and institutional investors to gain exposure to cryptocurrencies and decentralized finance as they remove the need to manage wallets, various logins, custody and other intricacies that are linked to managing a digital asset portfolio. Rather, retail and institutional investors can simply purchase the associated ETP with the digital asset they wish to gain exposure to through a bank or brokerage account with access to the relevant stock exchanges and multilateral trading facilities.

Ventures

The Company, whether by itself or through its subsidiaries, invests in various companies and leading protocols across the DeFi ecosystem to build a diversified portfolio of digital assets and venture investments, predominantly at Seed or Series A stage. The Company selects venture investments based on their innovative potential, high quality teams, growing and/or potential user bases and unique position in the market or market share, cutting edge technology, and/or leading investors. The ventures respective use cases include borrowing and lending, decentralized exchanges, derivatives and asset management, amongst others.

DeFi Alpha

In Q2 2024, the Company formed DeFi Alpha, a specialized arbitrage trading desk under DeFi Technologies designed to identify and capitalize on low-risk arbitrage opportunities within the cryptocurrency market. Utilizing sophisticated algorithmic strategies and comprehensive market analysis, DeFi Alpha targets inefficiencies and discrepancies in digital asset pricing. Since its inception, DeFi Alpha has generated over C$133.1 million (US$97.5 million) in cash and digital asset equivalents in 2024.

Reflexivity Research

Reflexivity Research is a digital asset research firm seeking to bridge traditional finance into the ever-evolving world of crypto. Reflexivity Research distributes newsletters for free to the general public, with portions of the content sponsored by corporate clients. Furthermore, Reflexivity Research produces commissioned reports and organizes thematic conferences. Furthermore, Reflexivity Research produces commissioned reports. Reflexivity Research does not produce research reports on any equity securities. Additionally, Reflexivity Research holds conferences in the cryptocurrency sector, such as Bitcoin Investor Day held in New York on March 22, 2024 and Crypto Investor Day held on October 25, 2024, bringing together institutional investors, capital allocators, and entrepreneurs.

Stillman Digital

Stillman Digital is a non-custodial, spot digital asset OTC desk and digital asset liquidity provider. With over US$15 billion in trade volume since 2021, Stillman Digital has built a strong reputation for OTC on/off ramp tradeflow, and block trading and market-making services.

Stillman Digital’s core products and services are:

●	Electronic Trade Execution: Stillman Digital generates over US$500 million in monthly volume with 24/7 streaming prices, providing deep liquidity across available assets. Clients can execute trades via the Web Portal or API, with price feeds aggregated from over 30 global exchanges and trading firms.

●	OTC Block Trading: Stillman Digital processes an average trade size of $2 million+, offering a hightouch concierge service for large block trades. Trades are conducted via voice or chat, with manual trade confirmations handled by the back office. Acting as a global on/off ramp into the crypto markets, Stillman on-ramps US$40-80 million daily and processes over US$1 billion+ in monthly trade volumes.

●	Market-Making: Stillman Digital provides liquidity to central limit order book products through strategic partnerships and exchanges, currently handling US$400 million in monthly volume and experiencing rapid growth.

DeFi Advisory

DeFi Advisory positions the Company to further capitalize on the accelerating wave of public digital asset treasury companies being formed across global markets. With proven in-house infrastructure in ETPs, trading, custody, and research, DeFi Technologies is uniquely equipped to support these companies in navigating go-public transactions, managing digital asset portfolios, and executing institutional-grade trades, all under one roof.

For further information regarding the Company, please refer to the AIF and other documents incorporated by reference in this Prospectus available under the Company’s issuer profile on SEDAR+ at www.sedarplus.ca. See also “Risk Factors” in this Prospectus and the AIF and the risk factors set forth in the interim and annual management’s discussion and analysis of the Company.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Company’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

Other than as set out in the table below, and as more fully described under the “Prior Sales” section of this Prospectus, there have been no material changes in the Corporation’s share and loan capitalization on a consolidated basis since the date of the Corporation’s most recent financial statements.

Designation of Security	Authorized Amount	Outstanding as at December 31, 2024	Outstanding as at the date of this Prospectus
Common Shares	Unlimited	321,257,689	340,413,374
Preferred Shares (1)	20,000,000	4,500,000	4,500,000
Warrants	Unlimited	23,125,001	20,000,000
Options	15% Rolling	28,253,782	20,187,217
DSUs	15% Rolling(2)	13,126,012	9,723,692
RSUs	15% Rolling(2)	Nil	Nil
PSUs	15% Rolling(2)	Nil	Nil

(1)	The preferred shares of the Company are the “non-voting potash stream preferred shares”, which are entitled to 9% cumulative dividends, and are non-voting, non-participating, non-redeemable, non-retractable, and non-convertible by the holder. The preferred shares are redeemable by the Company in certain circumstances.

(2)	Up to 15% of the Common Shares issued and outstanding from time to time (including shares issued under any other security based compensation arrangement of the Company) may be issued pursuant to awards which include options, DSUs (as defined below), Options (as defined below), preferred share units (“PSUs”) or restricted share units (“RSUs”).

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions, debt repayments and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds relating to that offering of Securities.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s funds, unless otherwise stated in the applicable Prospectus Supplement.

Plan of Distribution

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial offering price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time. In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. Such transaction may include those deemed to be an “at-the- market distributions”, including sales made directly on the Cboe Canada, the Nasdaq, the FSE, or other existing trading markets for the Common Shares. The price at which the Securities may be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable U.S. and/or Canadian securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. The Securities may be offered in either Canadian dollars or U.S. dollars.

Subject to applicable securities legislation and except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities under this Prospectus, other than an offering of Securities deemed to be an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the over-allocation position of any underwriter, broker, dealer or agent, acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over-allot, any securities of the Company in connection with an offering of Securities or effect any transactions that are intended to stabilize the market price of the Company’s securities.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under U.S. and/or Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

DESCRIPTION OF THE SECURITIES BEING DISTRIBUTED

Common Shares

Holders of Common Shares are entitled to one vote for each share held at all meetings of shareholders, to receive dividends if, as and when declared by the Company’s board of directors, and, upon liquidation, to share equally in such assets of the Company as are distributable to the holders of the shares. The Common Shares carry no pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities, or provisions requiring a shareholder to contribute additional capital. Provisions as to the modification, amendment or variation of such rights or provisions are contained in DeFi Technologies’ articles, by-laws and the OBCA.

Debt Securities

In this description of Debt Securities, “DeFi Technologies” or the “Company” refer to DeFi Technologies Inc., but not to the Company’s subsidiaries. As of August 28, 2025, there were no Debt Securities issued and outstanding that were issued pursuant to any prospectus or registration statement. The Debt Securities may be offered separately or together with other Securities, as the case may be.

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. DeFi Technologies may issue Debt Securities in one or more series under an indenture to be entered into between the Company and one or more trustees. To the extent applicable, such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the indenture relating to the Debt Securities to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into.

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to all Debt Securities.

The Debt Securities will be direct unsecured obligations of the Company and will be senior or subordinated indebtedness of the Company, as described in the relevant Prospectus Supplement.

The Debt Securities will be issued under one or more trust indentures between the Company and a trustee determined by the Company in accordance with applicable laws, as supplemented and amended from time to time. The applicable Prospectus Supplement will include, as applicable, disclosure regarding: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars); (iii) the percentage of the principal amount at which such Debt Securities will be issued; (iv) the date or dates on which such Debt Securities will mature; (v) the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any); (vi) the dates on which interest will be payable and the record dates for such payments; (vii) the debenture trustee under the trust indenture pursuant to which the Debt Securities are to be issued; (viii) any redemption term or terms under which such Debt Securities may be defeased; (ix) whether such Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (x) any exchange or conversion terms; (xi) whether such Debt Securities will be subordinated to other liabilities of the Company; and (xii) any other specific terms.

Debt Securities may be offered separately or together with Common Shares, Subscription Receipts, Warrants or Convertible Securities. See “Units”.

Subscription Receipts

The following sets forth certain general terms and provisions of the Subscription Receipts. The specific terms of the Subscription Receipts as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to the Subscription Receipts as described in a Prospectus Supplement.

The Subscription Receipts will be issued under a subscription receipt agreement. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it. The following sets forth certain general terms and provisions of the Subscription Receipts. The applicable Prospectus Supplement will include, where applicable, disclosure regarding: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company; (iv) the number of Common Shares and/or other securities of the Company that may be issued or delivered upon exchange of each Subscription Receipt; (v) certain material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (vi) any other material terms and conditions of the Subscription Receipts. Common Shares and/or other securities of the Company issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration. Prior to exercise, holders of Subscription Receipts will not have any of the rights of holders of Common Shares or other underlying securities issuable upon exercise of the Subscription Receipts.

Under the subscription receipt agreement, an original purchaser of Subscription Receipts may have a contractual right of rescission following the issuance of Common Shares and/or other securities of the Company issued or delivered to such purchaser upon exchange of Subscription Receipts, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender or deemed surrender of the Subscription Receipts, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.

Subscription Receipts may be offered separately or together with Common Shares, Debt Securities, Warrants or Convertible Securities. See “Units”.

Warrants

The following sets forth certain general terms and provisions of the Warrants. The specific terms of a series of Warrants as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to a given series of Warrants.

Each series of Warrants will be issued under a separate warrant indenture in each case between the Company and a warrant agent determined by the Company. A copy of any warrant indenture relating to an offering of Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it. The applicable Prospectus Supplement will include, where applicable, disclosure regarding: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of the Company purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) certain material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including transferability and adjustment terms and whether the Warrants will be listed on a stock exchange. Prior to exercise, holders of Warrants will not have any of the rights of holders of Common Shares or other underlying securities issuable upon exercise of the Warrants.

The Company will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.

Warrants may be offered separately or together with Common Shares, Debt Securities, Convertible Securities or Subscription Receipts. See “Units”.

Convertible Securities

The following sets forth certain general terms and provisions of the Convertible Securities. The specific terms of any Convertible Securities as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to Convertible Securities as described in this section.

The Convertible Securities will be convertible or exchangeable into Common Shares and/or other securities of the Company, and may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Convertible Securities being offered thereby, which may include disclosure regarding: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other securities of the Company; (iv) the number of Common Shares and/or other securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; (viii) whether the Convertible Securities will be listed on any securities exchange; (ix) whether the Convertible Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (x) certain material income tax consequences of owning the Convertible Securities; and (xi) any other material terms and conditions of the Convertible Securities. Convertible Securities may be offered separately or together with Common Shares, Debt Securities, Warrants and/or Subscription Receipts. See “Units”.

Units

Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. As a result, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.

EARNINGS COVERAGE RATIOS

If the Company offers Debt Securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

PRIOR SALES

The following are the only sales of Common Shares, or securities that are convertible or exchangeable into Common Shares, within the 12-month period prior to the date of this Prospectus:

Date of Issuance	Type of Security	Number Issued	Issue Price
July 29, 2024	Options	3,667,187	$2.17
July 29, 2024	DSUs	4,439,007	N/A
September 24, 2024	DSUs	1,125,000	N/A
October 7, 2024	Common Shares(1)	2,500,000	$2.62
November 4, 2024	Options	146,500	$2.28
November 4, 2024	DSUs	100,000	N/A
November 21, 2024	DSUs	1,950,000	N/A
December 6, 2024	Options	635,000	$4.50
December 6, 2024	DSUs	600,000	N/A
January 6, 2025	Options	100,000	$4.59
January 6, 2025	DSUs	100,000	N/A
January 28, 2025	Options	1,200,000	$4,52
January 28, 2025	DSUs	1,400,000	N/A
March 6, 2025	Common Shares (2)	186,304	$4.26
April 17, 2025	Common Shares (3)	1,607,717	$3.37
May 26, 2025	Options	171,030	$4.97
May 26, 2025	DSUs	295,362	N/A
July 11, 2025	Options	200,000	$4.00
July 11, 2025	DSUs	44,323	N/A

(1)	Issued to shareholders of Neuromonics AG in connection with the acquisition of securities of Neuromonics AG.
(2)	Issued to CH Technical Solutions SA in connection with the acquisition of capital of CH Technical Solutions SA.
(3)	Issued to shareholders of Stillman Digital in connection with the acquisition of all issued and outstanding securities of Stillman Digital

Information in respect of Common Shares, or securities that are convertible or exchangeable into Common Shares, we issued within the previous twelve month period of any Prospectus Supplement will be provided as required in such Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares trade on the Cboe Canada under the symbol “DEFI”, on Nasdaq under the symbol “DEFT”, and on FSE under the symbol “GR: R9B”. The following tables set forth information relating to the trading and quotation of the Common Shares on Cboe Canada and Nasdaq, for the months indicated. Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares in each Prospectus Supplement to this Prospectus.

	Cboe Canada			Nasdaq
	High	Low	Volume	High	Low	Volume
	(Cdn$)			(US$)
August 1 – 28, 2025	4.12	2.83	7,721,435	3.01	2.04	85,766,184
July 2025	4.88	3.70	12,237,975	3.59	2.71	107,584,560
June 2025	4.93	3.50	10,688,355	3.60	2.54	44,040,212
May 2025	6.20	3.91	19,793,797	4.95	2.84	46,037,747
April 2025	4.30	2.31	1,096,981,836	3.10	1.65	12,987,604
March 2025	4.53	2.43	27,794,190	3.15	1.70	18,540,631
February 2025	4.95	3.08	20,146,439	3.48	2.15	20,626,099
January 2025	4.85	3.57	15,967,110	3.38	2.50	18,821,323
December 2024	5.24	3.12	27,891,500	3.75	2.23	36,124,500
November 2024	3.67	2.19	29,806,215	2.64	1.50	36,714,629
October 2024	2.91	2.31	10,202,997	2.25	1.65	14,566,126
September 2024	3.05	2.29	10,929,372	2.27	1.68	18,745,990
August 2024	3.10	1.70	16,841,042	2.30	1.05	18,480,946

Certain Federal Income Tax Considerations

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities offered thereunder, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is subject to United States federal taxation. Prospective investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors prior to deciding to purchase any of the Securities.

Risk Factors

Before making an investment decision, prospective investors of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein (including under the heading “Risk Factors” in the AIF and any subsequently filed documents incorporated by reference in this Prospectus), including the applicable Prospectus Supplement, and consult with their professional advisors to assess any investment in the Company.

The risks and uncertainties described in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein are those the Company currently believes to be material, but they are not the only ones the Company faces. If any of such risks, or any other risks and uncertainties that the Company has not yet identified or that it currently considers not to be material, actually occur or become material risks, the Company’s business, prospects, financial condition, results of operations and cash flows, and consequently the price of the Common Shares or any other publicly traded Securities at the applicable time, could be materially and adversely affected. In all these cases, the trading price of such Securities could decline, and prospective investors could lose all or part of their investment.

Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described in this Prospectus and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference), including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. The Company cannot provide any assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of any of the risks described or other unforeseen risks.

An investment in the Securities, as well as the Company’s prospects, are speculative due to the risky nature of its business and the present stage of its development. Investors may lose their entire investment.

Discretion over Use of Proceeds

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. Depending on a number of factors, the intended use of proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer.

No Market for Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units

There is currently no trading market for any Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units that may be offered. No assurance can be given that an active or liquid trading market for these Securities will develop or be sustained. If an active or liquid market for these Securities fails to develop or be sustained, the prices at which these Securities trade may be adversely affected. Whether or not these Securities will trade at lower prices may depend on many factors, including liquidity of these Securities, prevailing interest rates and the markets for similar securities, the market price of the Common Shares, general economic conditions, and the Company’s financial condition, historic financial performance and future prospects.

Loss of Entire Investment

An investment in the Securities is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Risks Associated with Future Acquisitions

The Company intends to continue to acquire additional businesses. Acquisitions involve a number of special risks, including diversion of management’s attention, failure to retain key acquired personnel, unanticipated events or circumstances, and legal liabilities, some or all of which could have a material adverse effect on the Company’s business, results of operations, prospects and financial condition. In addition, there can be no assurance that the Company can complete any acquisition it pursues on favourable terms, that any acquired businesses, products or technologies will achieve anticipated revenues and income, that any acquired businesses will be successfully integrated without significant use of the Company’s resources and management’s attention, or at all, or that any acquisitions completed will ultimately benefit the business. Furthermore, the potential funding of any such future acquisitions could require diversion of revenue or securing of debt or equity financings by the Company which could, in turn, result in a potentially dilutive issuance of equity securities. If a strategy of growth through acquisition is pursued, the failure of the Company to successfully manage this strategy could have a material adverse effect on the Company’s business, results of operations, prospects and financial condition.

Dilution from exercise of outstanding Options or warrants

The Company has outstanding stock options (the “Options”), deferred share units (the “DSUs”) and warrants representing a right to receive Common Shares on the due exercise thereof. The exercise of Options, DSUs and warrants and the subsequent resale of such Common Shares in the public market, could adversely affect the prevailing market price of the Common Shares and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares or may grant share purchase warrants and the Company is expected to grant additional Options, DSUs, restricted share units, and performance share units. Any Common Share issuances will result in immediate dilution to existing shareholders’ percentage interest in the Company.

Liquidity of Common Shares

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the of Cboe Canada, Nasdaq, FSE or achieve listing on any other exchange.

Effect of changes in interest rates on Debt Securities

Prevailing interest rates will affect the market price or value of any Debt Securities. The market price or value of any Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Effect of fluctuations in foreign currency markets on Debt Securities

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

The Company may be unable to obtain additional financing on acceptable terms or at all

The continued development of the Company may require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company’s business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution. The Company may require additional financing to fund its operations until positive cash flow is achieved.

Agent for Service of Process

The Company is a corporation governed by the OBCA. Some of the directors and officers of the Company are not residents of Canada or otherwise reside outside Canada, and all or a substantial portion of their assets are located outside Canada. The Company has appointed an agent for service of process in Canada, but it may be difficult for holders of Securities who reside in Canada to effect service within Canada upon those directors who are not residents of Canada. It may also be difficult for holders of Debt Securities who reside in Canada to realize in Canada upon judgments of courts of Canada predicated upon the Company’s civil liability and the civil liability of the directors and officers of the Company under applicable securities laws.

Olivier Roussy Newton, a director and the Company’s Chief Executive Officer and Executive Chairman, Andrew Forson, the Company’s President, and directors Mikael Tandetnik, Stefan Hascoet, Chase Ergen, Per Von Rosen and Silvia Andriotto each reside outside of Canada and have appointed the following agent as their agent for service of process:

Name of Person	Name and Address of Agent
Olivier Roussy Newton	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, 5H 2T6
Mikael Tandetnik	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, 5H 2T6
Stefan Hascoet	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6
Andrew Forson	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6
Chase Ergen	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6
Per Von Rosen	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6
Silvia Andriotto	DeFi Technologies Inc. Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to such offering of Securities will be passed upon on behalf of the Company by Fasken Martineau DuMoulin LLP with respect to Canadian legal matters and by Lowenstein Sandler LLP with respect to U.S. legal matters. As of the date of this Prospectus, partners and associates of Fasken Martineau DuMoulin LLP, beneficially owned, directly or indirectly, less than 1% of any issued and outstanding securities of the Company or any associates or affiliates of the Company.

In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The independent auditor of the Company is HDCPA Professional Corporation. HDCPA Professional Corporation has advised the Company that it is independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

The transfer agent and registrar of the Common Shares is Odyssey Trust Company, at #702-67 Yonge Street, Toronto ON M5E 1J8

Well-Known Seasoned Issuer

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including OSC Rule 44-503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden associated with certain prospectus requirements under National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and NI 44-102 for issuers that are well-known reporting issuers, have a strong market following, have a complete public disclosure record and have a sufficient public float. The WKSI Blanket Orders came into force on January 4, 2022 and allow such “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated July 30, the Company was granted a permanent exemption from the requirement prescribed by the Securities Act (Québec) and by NI 44-101 to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption was granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an “at-the-market distribution”), and the documents incorporated by reference therein be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

STATUTORY RIGHTS OF WITHDRAWAL AND RECISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a Prospectus Supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto. However, purchasers of common shares distributed under an “at-the-market distribution” by the Company do not have the right to withdraw from an agreement to purchase the common shares and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to common shares purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the common purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or Prospectus Supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. Any remedies under securities legislation that a purchaser of Common Shares distributed under an “at-the-market distribution” may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

CONTRACTUAL RIGHTS OF RECISSION

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Warrants if offered separately, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. Other than in the case of an offering of warrants that may reasonably be regarded as incidental to the offering as a whole, the contractual right of rescission will entitle such original purchasers to receive the original amount paid for the convertible securities and any additional amount paid upon the conversion, exchange or exercise of such securities, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 the Securities Act (Ontario) or otherwise at law.

Original purchasers are further advised that in certain provinces and territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the Securities that were purchased under a prospectus, and therefore, a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the province or territory in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

CERTIFICATE OF THE COMPANY

Dated: August 29, 2025

This short form prospectus, together with the documents incorporated by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) “Olivier Roussy Newton” Chief Executive Officer	(Signed) “Paul Bozoki” Chief Financial Officer

On behalf of the Board of Directors:

(Signed) “Mikael Tandetnik” Director	(Signed) “Stefan Hascoet” Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The restated articles of the Registrant (the “Restated Articles”) provide that, subject to the OBCA, the Registrant shall indemnify a director or former director of the Registrant and may indemnify a director or former director of a corporation of which the Registrant is or was a shareholder, and the heirs and personal representatives of any such person against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Registrant or a director of such corporation, including any action brought by the. Registrant or any such corporation. Subject to the OBCA, the Registrant may indemnify any officer, employee or agent of the Registrant or of a corporation of which the Registrant is or was a shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer of the Registrant or such corporation. In addition, the Registrant shall indemnify the Secretary or an Assistant Secretary of the Registrant (if he shall not be a full time employee of the Registrant and notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the OBCA or the Restated Articles.

In addition, the Restated Articles specify that failure of a director or officer of the Registrant to comply with the provisions of the OBCA, the Memorandum or the Restated Articles, will not invalidate any indemnity to which he is entitled. The Restated Articles also allow for the Registrant to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Registrant, or as a director, officer, employee or agent of any corporation of which the Registrant is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

The Registrant has entered into agreements with its directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being or having been (i) an officer or director of the Registrant or (ii) an officer or director of another corporation, or a similar role with another entity, including a partnership, trust, joint venture or other unincorporated entity, if the Indemnitee serves such organization at the Registrant’s request.

The Registrant maintains directors and officers’ liability insurance for the benefit of the Registrant’s directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Exhibits

Exhibit Number	Description

4.1	Annual information form of the Registrant for the year ended December 31, 2024 (incorporated by reference from Exhibit 99.126 to the Registrant’s Form 40FR12B (File No. 001-41056), filed with the Commission on April 14, 2025 (the “Form 40-F”)).

4.2	Audited annual financial statements of the Registrant as of December 31, 2024 and for the years ended December 31, 2024 and December 31, 2023, together with the reports of an independent registered public accounting firm thereon and the notes thereto (incorporated by reference from Exhibit 99.124 to the Form 40-F).

4.3	Management’s discussion and analysis of the Registrant on the financial position and financial performance for the year ended December 31, 2024 (incorporated by reference from Exhibit 99.125 to the Form 40-F).

4.4	Management’s discussion and analysis of the Registrant for the three month period ended March 31, 2025 (incorporated by reference from Exhibit 99.2 to the Registrant’s Form 6-K, filed with the Commission on May 14, 2025).

4.5	Condensed consolidated interim financial statements of the Registrant as of March 31, 2025 and for the three month period ended March 31, 2025 and March 31, 2024, together with the reports of an independent registered public accounting firm thereon and the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on July 29, 2025).

4.6	Management’s discussion and analysis of the Registrant for the three month and six month periods ended June 30, 2025 (incorporated by reference from Exhibit 99.2 to the Registrant’s Form 6-K, filed with the Commission on August 14, 2025).

4.7	Condensed consolidated interim financial statements of the Registrant as of June 30, 2025 and for the three and six month periods ended June 30, 2025 and June 30, 2024, together with the reports of an independent registered public accounting firm thereon and the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on August 14, 2025).

4.8	Management information circular of the Registrant dated May 20, 2025, relating to the annual general and special meeting of the Registrant’s shareholders held on June 30, 2025 (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on September 4, 2025).

5.1	Consent of HDCPA Professional Corporation.

6.1	Powers of attorney (included on the signature pages of the Registration Statement).

7.1	Form of Indenture.

107	Filing Fee Table.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada, on September 4, 2025.

Defi Technologies Inc.

By:	/s/ Olivier Roussy Newton
Name: Olivier Roussy Newton
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Olivier Roussy Newton and Paul Bozoki, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Olivier Roussy Newton Olivier Roussy Newton	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2025

/s/ Paul Bozoki Paul Bozoki	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2025

/s/ Mikael Tandetnik Mikael Tandetnik	Director	September 4, 2025

/s/ Stefan Hascoet Stefan Hascoet	Director	September 4, 2025

/s/ Chase Ergen Chase Ergen	Director	September 4, 2025

/s/ Per Von Rosen Per Von Rosen	Director	September 4, 2025

/s/ Silvia Andriotto	Director	September 4, 2025
Silvia Andriotto

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in its capacity as the duly authorized representative of Defi Technologies Inc. in the United States, on September 4, 2025

By:	Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

III-3